Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN ANNOUNCES NEW $500 MILLION CREDIT FACILITY

MELVILLE, N.Y. – September 13, 2012 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners, today announced the closing of a new $500 million revolving credit facility. This new facility, which matures in September 2017, replaces Henry Schein’s current $400 million revolving facility, which was scheduled to mature in September 2013. J.P. Morgan Securities LLC served as Sole Bookrunner and Joint Lead Arranger for the new facility. HSBC Bank USA, National Association also served as Joint Lead Arranger.

“We are very happy to announce this expanded credit facility at favorable terms,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. “This new facility reflects the recognition of Henry Schein’s ongoing success and our strong financial results.”

Henry Schein plans to use its credit facility for working capital and general corporate purposes, including, but not limited to, capital expenditures, the repurchase of the Company’s capital stock and permitted refinancing of existing debt, as well as for funding potential acquisitions.

About Henry Schein, Inc.

Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, medical and animal health practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 15,000 Team Schein Members and serves approximately 775,000 customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

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Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 26 countries. The Company’s sales reached a record $8.5 billion in 2011, and have grown at a compound annual rate of 18 percent since Henry Schein became a public company in 1995. For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.

A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our international operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:

Investors: Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Media: Susan Vassallo

Vice President, Corporate Communications

susan.vassallo@henryschein.com

(631) 843-5562

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